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                                                                   EXHIBIT 10.46

                                    AMENDMENT

                                     TO THE

                   EMPLOYEE'S RETIREMENT PLAN OF AMETEK, INC.

                                 AMENDMENT NO. 4

         WHEREAS, there was adopted and made effective as of December 29, 1942, the Employee's Retirement Plan of AMETEK, Inc. (the "Plan"); and

         WHEREAS, the Plan was amended and restated in its entirety effective January 1, 1998; and

         WHEREAS, Section 9.2 of the Plan provides that the Board of Directors of AMETEK, Inc. ("AMETEK") may amend the Plan at any time, and from time to time; and

         WHEREAS, AMETEK now desires to make certain amendments necessary to secure a favorable letter of determination with respect to the Plan's tax-qualified status;

         NOW, THEREFORE, the Plan is hereby amended as follows:

         FIRST: The third sentence of Section 1.11 of the Plan is hereby amended to read, in its ----- entirety, as follows:

                  "In determining the "Compensation" of an Employee for purposes of this limitation for years prior to January 1, 1997, the aggregation rules of Section 414(q)(6) of the Code (as in effect prior to January 1, 1997) shall apply to any Employee who is a member of a family of a 5% owner (within the meaning of Section 416(i) of the Code) or a Highly Compensated Employee (as defined in Section 414(q) of the Code and as such definition is applied under other qualified retirement plans of the Employer) in the group consisting of the 10 employees paid the highest compensation."

                  SECOND: The last sentence of Section 1.18 of the Plan is hereby amended to read, in its entirety, as follows:

                  "Notwithstanding the foregoing, the term "Employee" shall not include any person whom the Employer determines, in its sole discretion based on the criteria set forth in Treas. Reg. Section 31.3401(c)-1, is not a common law employee. If a person who is not classified as an Employee otherwise satisfies the requirements of this Section 1.18 and is subsequently reclassified by the Employer as an



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         Employee, such person, for purposes of this Plan, shall be deemed an
         Employee from the later of the actual or the effective date of such reclassification."

         THIRD: Section 3.6 of the Plan is hereby amended by adding a sentence at the conclusion thereof to read, in its entirety, as follows:

                  "Effective December 12, 1994, notwithstanding anything in this Plan to the contrary, Credited Service with respect to periods of qualified military service will be provided in accordance with Section 414(u) of the Code."

         FOURTH: Section 4.4(a) of the Plan is hereby amended to substitute the term "Credited Service" for the term "Vesting Service" in the seventh line thereof.

         FIFTH: Section 4.6(b) of the Plan is hereby amended to read, in its entirety, as follows:

                  "(b) Form of Payment. If the annual benefit is paid in a form other than a straight life annuity or a Qualified Joint and Survivor Annuity, the limitations of this Section 4.6 shall apply to the annual benefit by adjusting it so that it is the actuarial equivalent of a straight life annuity using an interest rate of 5% or the rate specified in Section 1.2, whichever is greater, and the mortality table described in Section 417(e)(3) of the Code."

         SIXTH: Section 4.6(c) of the Plan is hereby amended to read, in its entirety, as follows:

                  "(c) Adjustment of Limitation. If payment of the annual benefit begins before the Participant or Former Participant attains his Social Security Retirement Age, the $90,000 limit contained in Subsection (a)(i) shall be adjusted so that it is the actuarial equivalent of an annual benefit of $90,000, multiplied by the Adjustment Factor, beginning at the Participant's or Former Participant's Social Security Retirement Age. The adjustment provided for in the preceding sentence shall be consistent with the reduction for old-age insurance benefits commencing before the Social Security Retirement Age under the Social Security Act for benefits that begin to be paid on or after age 62 using the mortality table described in
         Section 417(e)(3) of the Code, and the interest rate assumption used in adjusting the benefit for years prior to age 62 shall not be less than the greater of 5% or the rate specified in Section 1.2. If payment of the annual benefit of a Participant or Former Participant begins after the Participant or Former Participant attains his Social Security Retirement Age, the $90,000 limit contained in Subsection (a)(i) shall be adjusted so that it is the actuarial equivalent of a benefit of $90,000, multiplied by the Adjustment Factor, beginning at his Social Security Retirement Age; provided that the interest rate assumption used for such calculation shall not be greater than the lesser of 5% or the rate specified in Section 1.2."




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         SEVENTH: Section 5.11(b) of the Plan is hereby amended by adding a sentence at the conclusion thereof to read, in its entirety, as follows:

                  "If distribution of benefit is considered to have commenced before the death of the Participant (as determined under Section 401(a)(9) of the Code and the regulations thereunder), any remaining interest will be distributed at least as rapidly as under the method of distribution in effect at the time of the Participant's death."

         EIGHTH: The first sentence of Section 9.6(a) of the Plan is hereby amended to read, in its entirety, as follows:

                  "In the event of Plan termination, the benefit payable to any highly compensated employee or any highly compensated former employee (as defined in Section 414(q) of the Code and as such definition is applied under other qualified retirement plans of the Employer) shall be limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code."

         NINTH: The provisions of this Amendment shall be effective as of January 1, 1997.

         IN WITNESS WHEREOF, AMETEK has caused these presents to be executed, in its corporate name, by its duly authorized officer, and its corporate seal to be affixed on this 27th day of July, 1999.



                                     AMETEK, Inc.

                                     By: /s/ Donna F. Winquist
                                        -------------------------

Attest:

/s/ Kathryn E. Londra
---------------------
(Seal)